EXHIBIT 21
                           SUBSIDIARIES OF
                THE READER'S DIGEST ASSOCIATION, INC.

Argentina
   Reader's Digest Argentina S.A.

Australia
   The Reader's Digest Association Pty. Limited
      Reader's Digest (Australia) Pty. Ltd.
      Seven Seas Stamps Pty. Ltd.

Austria
   Verlag Das Beste GmbH

Belgium
   N.V. Reader's Digest S.A.
   Reader's Digest World Services, S.A.

Canada
   The Reader's Digest Association (Canada) Ltd.
      Quality Service Plan, Inc. Canada (Joint Venture)
      Reader's Digest Magazines Limited (25% ownership)
   Reader's Digest Foundation of Canada

Chile
   Reader's Digest Chile, Limitada

Czechoslovakia
   Reader's Digest Vyber s.r.o.

Denmark
   Forlaget Det Beste A/S

England
   The Reader's Digest Association Limited
      Berkeley Magazine Ltd.
      Reader's Digest Publishing Limited
      Reader's Digest Database Marketing Limited
      Money Magazine Limited
      Ninecolt Limited
      Reader's Digest (Family Insurance Services) Limited
      The Reader's Digest Association (Ireland) Limited
      David & Charles plc
         David & Charles Writer College
         Great Western Mail Company Limited
         Reader's Union Limited
         St. John Thomas Booksellers
      Reader's Digest (Personal Finance) Limited
      Reader's Digest European Systems, Limited
   Victoria House Publishing, Ltd.

Finland
   Oy Valitut Palat - Reader's Digest Ab
      Kustannus Oy Valitut Kirjavaliot

France
   Selection du Reader's Digest S.A.

Germany
   Verlag Das Beste GmbH
      Optimail/Direcktwerbeservice GmbH

Hong Kong
   Reader's Digest Association Far East Limited
      Asian Qualiproducts Service Limited
   Reader's Digest Asia, Ltd. [Singapore operation]
   Reader's Digest (East Asia) Limited [Taiwan operation]
      Pegasus Publishing Company Limited
   R. D. Properties, Ltd.
   Reader's Digest (Malaysia) Sdn. Bhd - Shareholders are RDEA &
   RDAsia Ltd.

Hungary
   Reader's Digest KFT

Italy
   Selezione Dal Reader's Digest S.p.A.

Mexico
   Caribe Condor S.A. de C.V.
      Reader's Digest Mexico, S.A. de C.V.

Netherlands
   Uitgeversmaatschappij The Reader's Digest N.V.
      Distrimedia Services B.V.

New Zealand
   The Reader's Digest Association (New Zealand) Limited

Norway
   Det Beste A/S

Philippines
   Reader's Digest (Philippines) Inc.

Poland
   Reader's Digest Wybor

Portugal
   Seleccoes do Reader's Digest (Portugal) S.A.

Russia
   Reader's Digest Publishing House, Inc.

South Africa
   The Reader's Digest Association South Africa Pty. Limited
      Reader's Digest Investments (Pty.) Limited
      AA The Motorists Publications (Pty.) Limited

Spain
   Reader's Digest Selecciones S.A.

Sweden
   Reader's Digest Aktiebolag

Switzerland
   Das Beste aus Reader's Digest AG

United States*
   Ardee Music Publishing, Inc.
   Pleasantville Music Publishing, Inc.
   QSP, Inc.
      VideOvation, Inc.
      QSP Distribution Services, Inc.
      Family Reading Program Corp.
   Pegasus Sales, Inc.
   Reader's Digest Entertainment, Inc.
   Reader's Digest Latinoamerica, S.A.
   R.D. Manufacturing Corporation
   RD Publications, Inc.
      Travel Publications, Inc.
      Home Service Publications, Inc.
      Retirement Living Publishing Company, Inc.
      RD Member Services, Inc.
   Reader's Digest Sales and Services, Inc.
   Reader's Digest Sub Six, Inc.
   Reader's Digest Young Families, Inc.
   SMDDMS, Inc.
   The Reader's Digest Association (Russia) Incorporated
   W. A. Publications, Inc.
   Joshua Morris Publishing, Inc.
_____________________
* All are Delaware corporations except W.A. Publications, Inc., a New York corporation.